UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-123941

SOOUM CORP

(Exact name of registrant as specified in its charter)

Minnesota	41-0831186
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

590 Madison Avenue, Suite 1800 New York, NY	(646) 801-3772
(Address of principal executive offices)	(Issuer’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered:

each class is to be registered:

None

                                     None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.                        ¨

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.                                                                                                                       ¨

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

Par value $0.0001

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of SoOum Corp (the “Registrant”) to be registered hereunder (the “Securities”).

Item 2. Exhibits.

Exhibit

Description

3.1

Articles of Incorporation and amendments thereto (Attached as an Exhibit to our previously filed reporting documents)

3.2

By-laws (Attached as an Exhibit to our previously filed reporting documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOOUM CORP

Dated: January 22, 2018	By:
/s/ Terence Byrne
Terence Byrne
Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer),